Exhibit 10.13

Form of Option Agreement

SIZMEK INC.

2014 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Sizmek Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Holder:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:	Shares

Expiration Date:

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:

Subject to the terms of the Stock Option Agreement, the Option shall vest [VESTING TERMS TO BE SPECIFIED IN INDIVIDUAL AGREEMENTS], provided that Holder shall not have had a Termination of Service prior to such vesting dates.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Holder has been provided with a copy or electronic assess to a copy of the prospectus for the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.  The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and the Stock Option Agreement, the terms of the Plan shall control.

Holder acknowledges that his acceptance of the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice by his signature below is a condition to the receipt of this Option.  As a result, unless otherwise determined by the Administrator, in the event Holder does not sign this Grant Notice in the space indicated below and return the executed Grant Notice to the Company within sixty (60) days of receipt of this Grant Notice, this Option shall be forfeited and Holder shall have no further rights thereto.

SIZMEK INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, the Company has granted to Holder an Option to purchase the number of shares of Common Stock indicated in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I
GRANT OF OPTION

1.1                               Grant of Option.  In consideration of Holder’s past and/or continued employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the Option to purchase all or any part of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

1.2                               Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per Share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Holder is a Greater Than 10% Stockholder, the price per Share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1                               Commencement of Exercisability.  Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Vesting Schedule set forth in the Grant Notice.  No portion of the Option which has not become vested and exercisable at the date of Holder’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided in the Grant Notice or provided by the Administrator or as set forth in a written agreement between the Company and Holder.

2.2                               Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 2.3.

2.3                               Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                 The expiration of ten years from the Grant Date;

(b)                                 If this Option is designated as an Incentive Stock Option and Holder was a Greater Than 10% Stockholder at the time the Option was granted, the expiration of five years from the Grant Date;

(c)                                  The expiration of three months following the date of Holder’s Termination of Service, unless such termination occurs by reason of Holder’s death, Disability or for Cause;

(d)                                 The expiration of one year from the date of Holder’s death if Holder dies prior to his or her Termination of Service or within three months after his or her Termination of Service (unless such Termination of Service occurs by reason of Holder’s discharge for Cause);

(e)                                  The expiration of one year from the date of Holder’s Termination of Service by reason of Holder’s Disability; or

(f)                                   The date of Holder’s Termination of Service by the Company for Cause.

If the Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three months before the date of Option’s exercise, Holder must be an Employee of the Company or a Subsidiary, except in the event of Holder’s death or Disability.  The Company has provided for extended exercisability of Holder’s Option under certain circumstances for Holder’s benefit but cannot guarantee that Holder’s Option will necessarily be treated as an “incentive stock option” if Holder continues to be employed by or provide services to the Company or an affiliate as a Consultant or Director after Holder’s employment terminates or if Holder otherwise exercises its options more than three months after the date Holder’s employment terminates.

2.4                               Special Tax Consequences.  Holder acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Holder in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  Holder further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder, and the Fair Market Value of stock shall be determined as of the time the respective Options were granted.

ARTICLE III

EXERCISE OF OPTION

3.1                               Person Eligible to Exercise.  Except as provided in Section 4.1, during the lifetime of Holder, only Holder may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

3.2                               Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.

3.3                               Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:

(a)                                 A written or electronic notice signed by Holder or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator.  Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);

(b)                                 The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, as provided under Sections 3.4 and 3.5;

(c)                                  Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other Applicable Law; and

(d)                                 In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

3.4                               Method of Payment.  Payment of the exercise price and any applicable withholding tax shall be by any of the following, or a combination thereof, at the election of Holder, subject to Sections 11.1 and 11.2 of the Plan:

(a)                                 Cash;

(b)                                 Check;

(c)                                  Delivery of a notice that Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)                                 With the consent of the Administrator, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Administrator;

(e)                                  With the consent of the Administrator, surrender of vested Shares owned by Holder which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax;

(f)                                   With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax; or

(g)                                  With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.

Notwithstanding any other provision of the Plan or this Agreement, if Holder is a Director or “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act, he or she shall not be permitted to make payment pursuant to this Section 3.4, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company, in violation of Section 13(k) of the Exchange Act.

3.5                               Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require Holder to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning Holder arising as a result of the Option or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Holder by the Company or any Affiliate.

3.6                               Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in Section 11.4 of the Plan.

3.7                               Rights as Stockholder.  Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such Holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and, once issued, such Shares shall be freely tradeable and non-forfeitable. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

3.8                               Fractional Shares.  In no event will fractional shares be issued upon exercise of the Option.

ARTICLE IV

RESTRICTIONS

4.1                               Option Generally Not Transferable.

(a)                                 Subject to Section 4.1(c), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)                                 Unless transferred to a Permitted Transferee in accordance with Section 4.1(c), during the lifetime of Holder, only Holder may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(c)                                  Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Non-Qualified Stock Option, the Option may be transferred to, exercised by and paid to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3 of the Plan. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Holder’s lifetime.

4.2                               Forfeiture and Claw-Back Provisions.  Holder hereby acknowledges and agrees that the Award is subject to the provisions of Section 11.5 of the Plan.

4.3                               Trading Restrictions.  The Company may establish reasonably appropriate periods from time to time during which Holder’s ability to engage in transactions involving the Company’s Common Stock is subject to specific restrictions (“Restricted Periods”).  Notwithstanding any other provisions herein, Holder may not exercise Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company, in its sole discretion.  Holder may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Holder during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Holder.

4.4                               Restrictive Covenants.  Unless Holder is a party to an employment agreement with the Company or a Subsidiary, which agreements sets forth provisions regarding Confidential Information (as defined below), non-solicitation or non-competition that are less restrictive than the provisions set forth in this Section 4.4, Holder and the Company agree that, in exchange for the Company providing Holder with the consideration set forth herein, and in order to protect the value of the equity-based compensation provided to Holder in this Agreement, the following restrictions shall apply to Holder:

(a)                                 Definitions.  For purposes of this Agreement, the terms below are defined as follows:

(i)                                     “Business” means the business of (A) delivering digital advertisements, or creating digital advertisements for delivery, to broadcast destinations, the Internet, World Wide Web sites, advertising technology platforms, second screens, personal or wireless devices and other such destinations which can receive and display a digital advertisement (collectively, the “Destinations”); or (B) developing proprietary technologies to target or serve advertisements to the Destinations. For purposes of this Agreement, Business is limited to the type conducted, in development, offered, or provided by Company within Holder’s most recent two years of employment.

(ii)                                  For purposes of this Section 4.4, the “Company” means the Company and its Affiliates.

(iii)                               “Competitor” or “Competitive Enterprise” is any person, firm, company or other entity, which offers products and services in the same or similar business as the Business of Company.

(iv)                              “Confidential Information” means data, information, and materials that: (A) relate to the Business of Company or the business of Company’s Customers, regardless of whether the data or information constitutes a Trade Secret; (B) were disclosed to Employee or of which Holder became aware as a consequence of Holder’s relationship with Company, whether such data, information and materials are written, oral, in hard copy, electronic, or other form; (C) have value to Company; (D) generally are not known to Competitors of Company; and (E) include Trade Secrets and/or Confidential Information. Confidential Information specifically includes, but is not limited to the following:

(1)                                 Methods of operation, names of Customers, price lists, financial information and projections, route books, personnel data, software, programmer’s notes and flow-charts, business methods, technical information;

(2)                                 The pricing extended or offered to any Customer by Company, any Customer’s purchasing practices and preferences, any Customer media plan (actual or prospective) prepared by Customer, any Customer client list or list of prospective clients, and any information known by any Customer about its clients or prospective clients, including but not limited to client names, contact information, personal data or identifying numbers, financial data, historical information, preferences and strategies, as well as any compilations of same;

(3)                                 Company technology or technology in development, including formulas, patterns, compilations (including compilations of customer information), programs (including computer programs, software code and models), devices (including equipment used to provide Company’s services), methods (including aesthetic and functional designs), techniques (including style and design technology and plans), drawings (including product or equipment drawings), processes and methods, and research;

(4)                                 Company’s pricing, cost of goods sold, material supplier contracts,  supplier costs, financial data (including financial statements or summaries thereof, sales forecasts, margins, sales histories, business plans, budgets and other forecasts), partnership or joint venture agreement terms, product enhancements, strategic initiatives, partnerships, investment opportunities or plans, planned or contemplated mergers or acquisitions, enterprise valuations and stock option plans and agreements;

(5)                                 Company’s lists of actual or potential Customers, Employees, Independent Contractors or suppliers (including identifying information about those Customers or suppliers); and

(6)                                 Information regarding any of Company’s Employees or Independent Contractors (including but not limited to contact information, position, performance, compensation, etc.)

(v)                                 “Customer” is any person, firm, entity, group or other organization that is or was solicited or serviced by Company, whether or not such solicitation or servicing results or resulted in a sale or revenue to Company.

(vi)                              “Independent Contractor” is any independent contractor of Company who is or was engaged to perform work on behalf of Company.

(vii)                           “Material Contact” means contact between Holder and any Customer (A) with whom Holder dealt on behalf of Company; (B) whose dealings with Company were coordinated or supervised by Holder; (C) about whom Holder obtained Confidential Information as a result of Holder’s employment with Company; or (D) who received products or services authorized by Company, the sale or provision of which resulted in compensation, commissions, or earnings, due to Holder for work performed in the final two years of Holder’s employment.

(viii)                        “Territory” — means, unless another “Territory” is identified in an employment agreement between Holder and the Company or one of its Subsidiaries for purposes of the non-competition provisions in such employment agreement, the United States, Israel, or any foreign country in which the Company has marketed its products or services, directly or indirectly.

(ix)                              “Trade Secret” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b)                                 Protectable Interest.  Holder acknowledges and agrees that Company has a legitimate business interest in protecting its relationships with its Customers and the goodwill associated therewith, as well as its Confidential Information and Trade Secrets. Holder understands and agrees that the relationship between Company and each of its Employees and Independent Contractors constitutes a valuable asset of Company. Holder further acknowledges and agrees that the covenants contained in this Agreement are reasonable and are designed to protect Company’s legitimate business interests and relationships.

(c)                                  Non-disclosure and Restricted Use.  Holder acknowledges that Company has and shall provide Holder with Confidential Information throughout Holder’s employment to assist Holder in the performance of duties.  Holder acknowledges receipt of good and valuable consideration, the adequacy of which Holder hereby expressly acknowledges, in exchange for Holder’s commitments as contained in this Agreement.  Holder shall use his or her best efforts to protect Company’s Confidential Information and Trade Secrets.  Holder shall not use, except in connection with work for Company, and will not disclose during or following Holder’s employment, any Confidential Information or Trade Secret.

(d)                                 Non-solicitation of Company Employees and Independent Contractors.  Holder understands and agrees that the relationship between Company and each of its Employees and Independent Contractors constitutes a valuable asset of Company and may not be converted to Holder’s own use. During employment and for 12 months after Holder’s employment terminates for any reason, Holder shall not, on Holder’s behalf or for or on behalf of any other party, solicit for employment any current Independent Contractor or any current Employee, or any Independent Contractor or Employee who Company utilized or employed and with whom Holder had contact with in the course of Holder’s work with Company, during the two-year period immediately before Holder’s employment terminated.

(e)                                  Non-solicitation of Customers. During employment, Holder shall not, for Holder’s benefit, or on behalf of any Competitive Enterprise, solicit or attempt to solicit, directly or by assisting others, or accept any Business from any of Company’s Customers or prospective Customers. For the 12 months after Holder’s employment terminates for any reason, Holder shall not, for Holder’s benefit, or on behalf of any Competitive Enterprise, solicit or attempt to solicit, directly or by assisting others, or accept any Business from any of Company’s Customers or prospective Customers, with whom the Holder had Material Contact during the final two years of Holder’s employment.

(f)                                   Non-Competition. During employment, Holder shall not work for or serve as an independent contractor, consultant or advisor to any Competitor or Competitive Enterprise located, operating, or conducting business in the Territory. For the 12 months after Holder’s employment terminates for any reason, Holder shall not, without Company’s written agreement, engage in Business in competition with Company or Company’s affiliates within Holder’s Territory.  Engaging in business includes but is not limited to, working for or serving as an independent contractor, consultant or advisor to any Competitor or Competitive Enterprise, located, operating, or conducting Business in the Territory. Holder acknowledges that the Territory is the primary location in which Holder performs services for Company, and thus the area in which Holder’s provision of services in violation of the provisions of this Section 4.4(f) would cause significant harm to Company.

(g)                                  Return of Materials. Holder agrees that he or she will not retain or make copies of, and will immediately return to Company on or prior to the termination of Holder’s employment, or at any other time Company requests such return, any and all property of Company that is in his or her possession or subject to his or her control.  Company property includes, but is not limited to, keys, credit and identification cards, passwords, equipment, Customer files and information, all Confidential Information and Trade Secrets, and any copies thereof (in any form).  Holder agrees that he or she will reimburse Company for all of its costs, including reasonable attorneys’ fees, of recovering the above materials and otherwise enforcing compliance with this provision if he or she fails to comply with this provision.

(h)                                 Irreparable Harm and Injunctive Relief.  Holder acknowledges that any breach of these restrictive covenants would result in material and irreparable damage to Company and that it likely would be difficult to establish the monetary value of such damage.                                                 Holder therefore agrees that Company, in addition to any other rights and remedies available to it, shall be entitled to seek a temporary or preliminary injunction, or other temporary relief, for the purpose of maintaining the status quo pending final resolution if any breach or threatened breach of this Agreement occurs and Company in good faith believes that it may be irreparably harmed thereby.

(i)                                     Reasonableness of Restrictions.  Holder has carefully read and considered the provisions of this Section 4.4 and, having done so, agrees and acknowledges that the foregoing restrictions limit Holder’s ability to engage in competition in the geographic region and during the period provided for above.  Holder expressly warrants and represents that these restrictions with respect to time, geographic territory, and scope of activity are reasonable and necessary to protect the Confidential Information and the Company’s business goodwill and competitive position.

(j)                                    Severability.  In the event that, notwithstanding the foregoing, any of the provisions of this Section 4.4 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  In the event that any provision of this Section 4.4 shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.  Notwithstanding Section 5.13 of this Agreement, this Section 4.4 may be in addition to and does not limit the effect of other agreements or understandings between Holder and the Company with respect to matters addressed in it, including with respect to prohibitions against competition and solicitation and the protection of the Company’s Confidential Information.

(k)                                 Forfeiture.  The grant of the Option provided herein and Holder’s agreement to the restrictions set forth in this Section 4.4 are intended to be mutually dependent promises and in the event Holder breaches or threatens to breach any of the covenants set forth in this Section 2.5 or the covenants set forth in this Section 4.4 are held to be invalid or unenforceable, then Holder shall immediately forfeit the outstanding and unexercised portion of the Option. The forfeiture described in this Section 4.4(k) is not intended as liquidated damages.  Holder acknowledges that he or she would not be entitled to receive the Option but for his or her agreement to the covenants set forth in this Section 4.4, and in the event the Company does not receive the benefits of such covenants, Holder shall not retain any benefits of the outstanding and unexercised portion of the Option.

ARTICLE V

OTHER PROVISIONS

5.1                               No Right to Continued Employment or Awards.

(a)                                 Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Affiliate and Holder.

(b)                                 The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Future grants, if any, will be at the sole discretion of the Company.  In addition, the value of the Option is an extraordinary item of compensation outside the scope of any employment contract.  As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.

5.2                               Adjustments.  Holder acknowledges that the Option, including the vesting of the Option and the number of Shares subject to the Option, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.

5.3                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.4                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5                               Governing Law; Venue; Severability.  The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.  The parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

5.6                               Conformity to Securities Laws.  Holder acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.7                               Tax Representations.  Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement.  Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.8                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.9                               Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Option

and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.10                        Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Holder.

5.11                        Paperless Administration.  By accepting this Award, Holder hereby agrees to receive documentation related to the Option by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

5.12                        Notification of Disposition.  If this Option is designated as an Incentive Stock Option, Holder shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Common Stock or (b) within one year after the transfer of such shares of Common Stock to Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Holder in such disposition or other transfer.

5.13                        Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Holder by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,        , 20    , the undersigned (“Holder”) hereby elects to exercise Holder’s option to purchase        shares of the Common Stock (the “Shares”) of Sizmek Inc. (the “Company”) under and pursuant to the Sizmek Inc. 2014 Incentive Award Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated        , 20     (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares of Common Stock as to which Option is Exercised:

Exercise Price per Share of Common Stock:	$

Total Exercise Price:	$

Certificate to be Issued in Name of:

Cash Payment delivered herewith:	$
(Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

1.                                      Representations of Holder.  Holder acknowledges that Holder has received, read and understood the Plan and the Option Agreement.  Holder agrees to abide by and be bound by their terms and conditions.

2.                                      Rights as Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.  The Shares shall be freely tradeable and non-forfeitable.

3.                                      Tax Consultation.  Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition of the Shares.  Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

4.                                      Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.                                      Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Holder or by the Company forthwith to the Administrator, which shall review such dispute

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at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Holder.

6.                                      Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.                                      Notices.  Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.3 of the Option Agreement.

8.                                      Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

ACCEPTED BY:	SUBMITTED BY:

SIZMEK INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

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